UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2022

 United Fire Group Inc.
(Exact name of registrant as specified in its charter)

Iowa	001-34257	45-2302834
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

118 Second Avenue SE
Cedar Rapids	Iowa	52401
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (319) 399-5700
_______________________N/A________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	UFCS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Eric J. Martin as Chief Financial Officer
On March 22, 2022, the Company announced the appointment of Eric J. Martin, age 51, as Chief Financial Officer, effective April 18, 2022. Mr. Martin will report directly to Randy A. Ramlo, President and Chief Executive Officer ("CEO"). Mr. Martin is a graduate of the University of Iowa (Bachelor of Business Administration, Accounting 1993). Mr. Martin was previously employed by Transamerica, most recently as Head of Enterprise Transformation (2020 to present). Mr. Martin also held numerous positions at Transamerica including: Chief Operating Officer, Individual Solutions and Retail Affiliates (2019-2020); Senior Vice President ("SVP"), Controller and Head of Finance (2016-2019); President, Transamerica Business Services (2015-2016); SVP, Chief Accounting Officer (2010-2015); SVP, Director of Finance (2008-2010); VP & Controller (2005-2008); and Corporate Division Controller (2001-2005).

Pursuant to Mr. Martin's Executive Employment Offer Letter dated March 18, 2022, (the "Offer Letter"), Mr. Martin will receive an initial base salary of $475,000 per year and will be eligible to participate in the Company's annual bonus plan on the same terms and conditions as other similarly situated executives, which are subject to the review and approval of the Company's Board of Directors (the "Board"). The Offer Letter also provides that, for 2022, the CEO will recommend a $250,000 cash bonus. The CEO will also recommend to the Board that Mr. Martin's annual target bonus opportunity for subsequent years be set as $285,000 (60% of base salary), with a maximum payout opportunity of $427,500 (150% of target). The Offer Letter provides for a retention bonus payable in June 2023, 2024 and 2025 in the amounts of $10,000, $20,000 and $30,000, respectively.

Mr. Martin is eligible to receive an annual equity award determined by the Board. The Offer Letter provides that, in May 2022, the CEO will recommend to the Board a total award opportunity of 75% of base salary (up to $356,250), comprising of: (i) $89,062.50 in stock options (25%); (ii) $89,062.50 in restricted stock units (“RSUs”) (25%); and (iii) $178,125 in performance stock units valued at target with a maximum payout opportunity of $267,187.50 (150% of target). The Offer Letter also provides that the CEO will recommend that the Board grant Mr. Martin 6,000 RSUs on the one-year anniversary of employment, and 4,000 RSUs on the second anniversary of employment.

Mr. Martin has also entered into the Company's standard form of Change in Control Severance Agreement for its named executive officers. The agreement, among other things, provides for: 1) an 18-month non-competition agreement and 2) in the event of both a change in control and termination of employment by the Company without cause: a) a severance benefit payable to the named executive officer in an amount equal to 1.5 times his highest annual base salary plus target annual incentive compensation, b) the continuation of certain insurance benefits for a period of 18 months, c) the full vesting of each long-term incentive award held by the named executive officer, with any performance measures deemed satisfied at the target level, and d) certain outplacement benefits.

Item 7.01 Regulation FD Disclosure.
On March 22, 2022, the Company issued a press release announcing the appointment of Eric J. Martin as Chief Financial Officer effective April 18, 2022. A copy of the press release is being furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit 99.1	Press release of United Fire Group, Inc. dated March 22, 2022.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document.)
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Fire Group, Inc.
(Registrant)

Dated:	March 22, 2022	/s/ Randy A. Ramlo
Randy A. Ramlo, Chief Executive Officer

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